UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 11, 2011

MULTICELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Cumberland Street, Suite 301
Woonsocket, Island 02895
(Address of principal executive offices, including zip code)

(401) 762-0045
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consistent with the prior year, on July 11, 2011, the board of directors of MultiCell Technologies, Inc., or the Company, approved the grant of options to purchase shares of the Company’s common stock to each director in consideration for their board service as follows:

Name	Number of Shares
W. Gerald Newmin	1,000,000
Anthony E. Altig	1,000,000
Edward Sigmon	1,000,000
Thomas A. Page	1,000,000
Stephen Chang, Ph. D.	1,000,000

Twenty-five percent (25%) of the shares subject to each option shall vest on the last day of each quarter over the year following the date of grant, subject to the respective option holder’s continued service to the Company.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on July 11, 2011, to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on June 15, 2011. The final voting results from the meeting are set forth below.

Proposal 1: Election of Directors

Based on the following votes, the individuals named below were each elected to serve as directors until the Company’s next annual meeting of stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
W. Gerald Newmin	57,421,085	5,287,819	421,263,996
Thomas A. Page	57,696,837	5,012,067	421,263,996
Edward Sigmond	57,217,767	5,491,137	421,263,996
Stephen Chang, Ph. D.	58,625,688	4,083,216	421,263,996
Anthony E. Altig	57,410,767	5,298,137	421,263,996

Proposal 2: Ratification of Selection of Independent Auditors

The proposal ratifies the selection of Hanson Barnett & Maxwell P.C. as the Company’s Independent Registered Public Accounting Firm. The results of the voting included 464,023,678 votes for, 4,017,049 votes against, 15,932,173 votes abstained and no non-votes. The selection was ratified.

Proposal 3: Approval of the Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation

This proposal amends and restates the Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock to a total of 1.25 billion shares and ratify certain prior increases in the number of authorized shares. The results of the voting included 378,917,055 votes for, 94,113,037 votes against, 10,942,808 votes abstained and no non-votes. The amendment was approved.

Proposal 4: Approval of the Amendment of the Company’s 2004 Equity Incentive Plan

This proposal amends the Company’s 2004 Equity Incentive Plan, or the Plan, to increase the number of shares reserved for the Plan to a total of 70,974,213, approve further annual increases in the number of shares reserved under the Plan, and ratify certain prior increases in the number of shares reserved for issuance under the Plan. The results of the voting included 42,757,109 votes for, 17,635,460 votes against, 2,316,335 votes abstained and 421,263,996 broker non-votes. The amendment was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.01	Certificate of Amendment of the Amended and Restated Certificate of Incorporation
10.1	2004 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ W. Gerald Newmin
W. Gerald Newmin Chief Executive Officer, Chief Financial Officer

Date:  July 13, 2011